As filed with the Securities and Exchange Commission on December 29, 1995.

                                                       Registration No. 33-89030

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 3

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          THE CHALONE WINE GROUP, LTD.
             (Exact name of registrant as specified in its charter)


          California                  621 Airpark Road           94-1696731
-------------------------------  Napa, California 94558-6272  ------------------
(State or other jurisdiction of        (707) 254-4200         (I.R.S. Employer
incorporation or organization)   --------------------------- Identification No.)
                                 Address, including zip code,
                                    and telephone number,
                                    including area code,
                                  of registrant's principal
                                     executive offices)

                                     W. PHILIP WOODWARD
                                        President and
                                   Chief Executive Officer
                                      621 Airpark Road
                                 Napa, California 94558-6272
                                       (707) 254-4200
                               ------------------------------
                             (Name, address, including zip code,
                         and telephone number, including area code,
                                    of agent for service)

                                         Copies to:

                                       SCOTT T. SMITH
                                       CHARLES W. OTT
                                Pillsbury Madison & Sutro LLP
                                     2700 Sand Hill Road
                                    Menlo Park, CA 94025
                                       (415) 233-4500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Selling Stockholder.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: /x/


    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A + +REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


PROSPECTUS        Subject to Completion dated December 29, 1995
----------

                                 198,413 SHARES

                          THE CHALONE WINE GROUP, LTD.

                                  COMMON STOCK
                                    _________


     This Prospectus relates to the public offering, which is not being underwritten, of 198,413 shares of Common Stock, no par value (the "Shares"), of The CHALONE Wine Group, Ltd. ("CHALONE" or the "Company") which may be offered from time to time by a stockholder of the Company (the "Selling Stockholder") who received such shares pursuant to a nonpublic offering of the Company's Common Stock under the terms of the Common Stock Purchase Agreement dated as of March 29, 1993 between the Company and certain investors (the "1993 Stock Purchase Agreement") and the Common Stock Purchase Agreement dated April 22, 1994 (the "1994 Stock Purchase Agreement" and collectively with the 1993 Stock Purchase Agreement the "Stock Purchase Agreements"). The Shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) thereof and by Rule 506 of Regulation D promulgated thereunder. The Company will not receive any of the proceeds from the sale of the Shares and it will bear the costs relating to the registration of the Shares estimated to be approximately $15,000. The Shares are being registered by the Company pursuant to the registration rights provisions of the Stock Purchase Agreements. Pursuant to the registration rights provisions of the Stock Purchase Agreements, the Company has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act.

     The Shares may be offered by the Selling Stockholder from time to time in Nasdaq National Market transactions, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). To the extent required, the specific number of Shares to be sold, the terms of the offering including the name or names of any such agent or dealer, the purchase price paid by any such agent or dealer for the Shares and any applicable commission or discount with respect to any particular offer will be set forth in an accompanying Prospectus Supplement.
The Selling Stockholder and any broker-dealers or agents that participate with the Selling Stockholder in the distribution of the Shares may be determined to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

     The Common Stock of the Company is traded on the Nasdaq National Market under the symbol "CHLN."
                                 ______________
                 THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.
                               SEE "RISK FACTORS."
                                 ______________
     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
     ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 ______________

                The date of this Prospectus is December __, 1995

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C., and at the Commission's Chicago Regional Office, 500 West Madison Street, Chicago, Illinois; and New York Regional Office, Seven World Trade Center, New York, New York. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The Company's Common Stock is quoted on the NASDAQ National Market System, and such reports, proxy statements and other information can also be inspected at the offices of NASDAQ Operations, 1735 K Street, N.W., Washington, D.C.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act, with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement, including all exhibits thereto, may be obtained from the Commission's principal office in Washington, D.C. upon payment of the fees prescribed by the Commission, or may be examined without charge at the offices of the Commission.


                     DOCUMENTS  INCORPORATED  BY  REFERENCE

     The following documents previously filed with the Commission are hereby incorporated by reference into this Prospectus:

     (a). The Company's Annual Report on Form 10-K (File No. 0-13406) for the year ended December 31, 1994.

     (b). The Company's Quarterly Report on Form 10-Q (File No. 0-13406) for the quarter ended March 31, 1995.

     (c). The Company's Quarterly Report on Form 10-Q (File No. 0-13406) for the quarter ended June 30, 1995.

     (d). The Company's Quarterly Report on Form 10-Q (File No. 0-13406) for the quarter ended September 30, 1995.

     (e). The Company's Current Report on Form 8-K (File No. 0-13406) dated September 20, 1995.


     (f). The Company's Current Report on Form 8-K (File No. 0-13406) dated May 10, 1995.


     (g). Amendment to the Company's Current Report on Form 8-K/A-1 (File No. 0-13406) dated August 1, 1995.


     (h). Amendment to the Company's Current Report on Form 8-K/A-2 (File No. 0-13406) dated August 2, 1995.


     (i). The description of the common stock, no par value, of the Company contained in its Registration Statement on Form 8-A filed April 18, 1985.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering to which this Prospectus relates shall be deemed to be incorporated by reference into this Prospectus and to be part of this Prospectus from the date of filing thereof.

     Any statement contained herein, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, in its unmodified form, to constitute a part of this Prospectus or such Registration Statement.

     Upon written or oral request, the Company will provide without charge to each person to whom a copy of this Prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference therein). Requests should be submitted in writing or by telephone at (707) 254-4200 to William L. Hamilton, The CHALONE Wine Group, Ltd., at the principal executive offices of the Company, 621 Airpark Road, Napa, California 94558-6272.

     No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made by this Prospectus, and, if given or made, such information and representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute any offer to sell or a solicitation of an offer to buy any securities other than the Common Stock to which it relates, or an offer in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct at any time after the date hereof.


                                   THE COMPANY

     Chalone was incorporated under the laws of the State of California on June 27, 1969. It became a publicly-held reporting company as the result of an initial public offering in May of 1984. The Company is, to its knowledge, one of only two publicly-held U.S. corporations whose sole activity is in the production, marketing, and selling of premium-priced wines.

     The Company produces, markets and sells premium white and red varietal table wines, primarily Chardonnay, Pinot Noir, Cabernet Sauvignon and Sauvignon Blanc. The Company operates five established wineries, four are located in a different county of California, one is located in Walla Walla, Washington. The Company's wines are made principally from grapes grown at its Chalone Vineyard and Carmenet Vineyard facilities, at vineyards owned by the Company's partner in the Edna Valley Vineyard joint venture, and, for the Company's Acacia Winery facility, from grapes principally grown at neighboring independent vineyards, plus a small vineyard one-half owned and managed by the Company. The Company's wines are sold primarily in the premium-priced segment of the table wine market under the labels "Chalone Vineyard," "Edna Valley Vineyard," "Carmenet" and "Acacia." The Company also owns a 50% interest in Canoe Ridge Vineyard, located in eastern Washington State, which vineyard is planted to Merlot, Cabernet Sauvignon, and Chardonnay grapes. A small amount of 1992 "Canoe Ridge Vineyard" Merlot, produced for the Company's account, was released in the spring of 1994. The Company established its own winery facilities for the production of "Canoe Ridge Vineyard" wines, in Walla Walla, Washington, in the fall of the 1994. Effective November 30, 1994, those operations were (subject to receipt of necessary federal and State alcoholic-beverage authorizations) transferred to a new Washington State corporation in which the Company retains a 51% ownership interest.

     In addition and as a result of a cross-investment with Domaines Barons de Rothschild (Lafite) ("DBR"), the Company receives an allocation of the wines of DBR, including the wines of Chateau Lafite-Rothschild, to sell primarily to the Company's shareholders.


                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the shares of Common Stock offered by this Prospectus.

     Outstanding Debt.  The Company has entered into agreements with Wells Fargo
     ----------------
Bank, N.T. & S.A. (the "Bank") for lines of credit, one for the Company for up to $10 million, of which, as of December 9, 1994, $7.99 million was drawn, and one for the Company's Edna Valley Vineyard joint venture for up to $4.8 million, of which, as December 9, 1994, $3.89 million was drawn, and four long-term loans due in 1996 in the aggregate amount of $5,753,000. On December 9, 1994, the Company owed $908,000 to the Bank of America, National Trust & Savings Association, pursuant to a credit agreement. The Company also has $20,884,100 worth of convertible subordinated debentures outstanding which are held by DBR. Because the lines of credit are annually renewable, there can be no assurance that the Company will be able to renew the lines of credit next year, nor repay the loans due in 1996 or the interest or principal due on the debentures. Additionally, while such debt remains outstanding there can be no assurance the Company will be able to obtain additional financing if needed.

     Agricultural Risks.  The Company is subject to a variety of agricultural
     ------------------
risks, any of which could adversely affect its operations. Unusual weather conditions such as drought, unseasonable rains and frosts, hail and other factors can adversely affect the quality or quantity of the grapes grown or purchased by the Company. Insects, mites, microflora and various grapevine diseases may subject vineyards to severe damage. Pesticides and the selection of resistant rootstocks reduce losses from these causes, but do not eliminate the risk of such loss. From time to time, the Company has experienced problems with insects, animals and birds.

     The Company's vineyards are in greatest part planted on rootstocks other than AXR-1, and thus have been spared the serious outbreak of phylloxera which has in the past several years infected California vineyards, especially those in the Napa/Sonoma region. A portion of the vines at the Company's Carmenet Vineyard are on AXR-1 rootstock, and some phylloxera infestation has appeared. This infestation has to date spread very slowly, and the Company believes that it can be contained to less than half of the planted acreage, with the affected plantings being gradually replaced, over time, without material impact on Carmenet's annual production. No assurance can, however, be given that the infestation will continue to be so controlled or that Carmenet's production will not be materially affected thereby.

     Absence of Dividends.  The Company has never paid cash dividends on its
     --------------------
capital stock and does not anticipate paying any cash dividends in the foreseeable future.


                               SELLING STOCKHOLDER

     The 198,413 shares of Common Stock of the Company described in this Prospectus are owned by the T. Rowe Price Small-Cap Value Fund, Inc.

     The shares acquired by the T. Rowe Price Small-Cap Value Fund, Inc. were obtained by it pursuant to the Stock Purchase Agreements and are being registered hereunder pursuant to the registration rights provisions of those agreements.

                                                                               Percentage
                           Positions,           Number of                      of Common
                        offices or other       Shares Owned                   Stock to be
                       material relation-         as of           Shares       owned upon
Name of              ships with the Company     December 7,     Registered     completion
Stockholder          during the last 3 years        1995          Hereby     of Offering(*)
-----------          -----------------------    ------------    ----------   --------------

T. Rowe Price Small-
Cap Value Fund, Inc.           None               198,413         198,413          -0-

--------------------

*     Assumes all Common Stock registered hereby is offered and sold.


                              PLAN OF DISTRIBUTION

     The Shares may be offered by the Selling Stockholder from time to time in Nasdaq National Market transactions, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). To the extent required, the specific number of Shares to be sold, the terms of the offering including the name or names of any such agent or dealer, the purchase price paid by any such agent or dealer for the Shares and any applicable commission or discount with respect to any particular offer will be set forth in an accompanying Prospectus Supplement.
The Selling Stockholder and any broker-dealers or agents that participate with the Selling Stockholder in the distribution of the Shares may be determined to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.


                                  LEGAL MATTERS

     Certain legal matters with respect to the validity of the Common Stock offered hereby are being passed upon for the Company by Pillsbury Madison & Sutro LLP, Menlo Park, California.


                                     EXPERTS

     The consolidated financial statements of The CHALONE Wine Group, Ltd. appearing in The CHALONE Wine Group, Ltd. Annual Report (Form 10-K) for the year ended December 31, 1994, have been audited by Deloitte & Touche, LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the Securities and Exchange Commission registration fee.

                                                     Amount
                                                     ------
     SEC registration fee . . . . . . . . . . . . .     441
     Accounting fees and expenses . . . . . . . . .   5,000
     Expenses . . . . . . . . . . . . . . . . . . .   5,000
     Miscellaneous fees and expenses  . . . . . . .   4,559

          Total . . . . . . . . . . . . . . . . . .  15,000

     The Company intends to pay the expenses of registration with respect to the shares being sold by the Selling Stockholder hereunder. The Selling Stockholder will pay expenses related to the sale of the shares offered hereby, including any commissions, stock transfer taxes and independent legal fees.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article Fifth of the Company's Articles of Incorporation, as amended, and
Article 5.8 of the Company's Bylaws provide for indemnification of the Company's directors and officers to the maximum extent permitted by the California General Corporation Law. Persons covered by this indemnification provision include current and former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise.

     As permitted by section 204(a)(10) of the Code, the Company's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Company and its stockholders arising from a breach or alleged breach of a director's fiduciary duty, as set forth in section 309 of the Code, except for liability for (i) intentional misconduct or a knowing violation of law, (ii) acts or omissions involving the absence of good faith on the part of a director,
(iii) any transaction in which a director received an improper personal benefit,
(iv) reckless disregard of, or unexcused inattention to, the director's duties to the corporation or (v) transactions in violation of sections 310 (contracts in which a director has a material financial interest) or 316 (approval of certain prohibited corporate transactions) of the Code.

     The registration rights provisions of the Stock Purchase Agreements entered into by the Company and the Selling Stockholders provide for cross-indemnification by the Selling Stockholders of the Company, its directors and officers, and the Company of the Selling Stockholders, and any officer or director if an institution, for certain liabilities, including liabilities arising under the Act, or otherwise.

     The Company currently has an officers' and directors' liability insurance policy in effect.

ITEM 16.  EXHIBITS

   EXHIBIT
   NUMBER        DESCRIPTION OF DOCUMENT
   ------        -------------------------

     5.1         Opinion of Pillsbury Madison & Sutro.

    23.1         Consent of Deloitte & Touche

    23.2 Consent of Pillsbury Madison & Sutro (included in its opinion filed as Exhibit 5.1 to this Registration Statement).

    24           Power of Attorney (see page II-4).


ITEM 17.  UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Company hereby undertakes:

           (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (a) To include any prospectus required by Section 10(a)(3) of the Act;

           (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

           (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by the paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-offering amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) For purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
    Section 15(d) of the Exchange Act which is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES
                                   ----------


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned on any and all capacities, thereunto duly authorized, in the City of Napa, State of California, on December 29, 1995.

                                      THE CHALONE WINE GROUP, LTD.



                                      By       /s/ W. PHILIP WOODWARD
                                         ------------------------------------
                                                   W. Philip Woodward
                                                     President and
                                                Chief Executive Officer
                                             (Principal Executive Officer)



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature                              Title                         Date
          ---------                              -----                         ----


  /s/ W. PHILIP WOODWARD
----------------------------- President, Chief Executive Officer, and    December 29, 1995
      W. Philip Woodward      Director (Principal Executive Officer)



   /s/ RICHARD H. GRAFF  *
----------------------------- Chairman of the Board of Directors         December 29, 1995
       Richard H. Graff



 /s/ WILLIAM L. HAMILTON
----------------------------- Executive Vice President, Chief            December 29, 1995
     William L. Hamilton      Financial Officer and Director
                              (Principal Financial Officer and
                              Principal Accounting Officer)




   /s/ WENDY W. BENTSON  *
-----------------------------                 Controller                 December 29, 1995
       Wendy W. Bentson



-----------------------------                  Director                  December __, 1995
       Richard C. Hojel



 /s/ C. RICHARD KRAMLICH  *
-----------------------------                  Director                  December 29, 1995
     C. Richard Kramlich


                                      II-4



    /s/ J. A. MCQUOWN  *
-----------------------------                  Director                  December 29, 1995
        J. A. McQuown



    /s/ JAMES H. NIVEN  *
-----------------------------                  Director                  December 29, 1995
        James H. Niven



-----------------------------                  Director                  December __, 1995
      Eric de Rothschild



-----------------------------                  Director                  December __, 1995
       Christophe Salin



*By  /s/ WILLIAM L. HAMILTON
    -------------------------
         Attorney-in-fact


                               INDEX TO EXHIBITS


Exhibit                                                         Sequentially
Number        Exhibit                                           Numbered Page
______        -------                                           -------------

  5.1         Opinion of Pillsbury Madison & Sutro.*                 __

 23.1         Consent of Deloitte & Touche.*                         __

 23.2         Consent of Pillsbury Madison & Sutro
              (included in its opinion filed as*
              Exhibit 5.1 to this Registration
              Statement).

 24           Power of Attorney (see page II-4).*

__________________
[FN]

* Previously filed.